AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY
TO
TENDER SHARES OF CLASS A COMMON STOCK
OF
COX RADIO, INC.
AT AN INCREASED PRICE OF $4.80 NET PER SHARE
(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 13, 2009, UNLESS EXTENDED.

This Amended and Restated Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Certificates”) evidencing shares of Class A common stock, par value $0.33 per share (the “Shares”), of Cox Radio, Inc., a Delaware corporation (“Radio”), are not immediately available, (ii) if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date (as defined under “The Tender Offer — Section 1 — Terms of the Offer; Expiration Date” in the Amended and Restated Offer to Purchase), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Amended and Restated Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See “The Tender Offer — Section 3 — Procedures for Tendering Shares” of the Amended and Restated Offer to Purchase.

The Depositary for the Offer is:

By Mail or Overnight Courier: Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

Telephone: (877) 248-6417 or (718) 921-8317
Fax: (718) 234-5001

Delivery of this Amended and Restated Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution,” such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal or an Agent’s Message (as defined in “The Tender Offer — Section 3 — Procedures for Tendering Shares”) and Certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Shares previously validly tendered and not withdrawn constitute valid tenders for purposes of the Offer. Stockholders who have already tendered Shares pursuant to the Offer using any previously distributed Amended and Restated Letter of Transmittal or Notice of Guaranteed Delivery and who have not withdrawn such Shares need not take any further action in order to receive the increased Offer price of $4.80 per Share, if Shares are accepted and paid for pursuant to the Offer, except as may be required by the guaranteed delivery procedure if such procedure was utilized.

Ladies and Gentlemen:

The undersigned hereby tenders to Cox Media Group, Inc., a Delaware corporation (“Media”) and an indirect, wholly-owned subsidiary of Cox Enterprises, Inc., a Delaware corporation (“Enterprises”), upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase, dated April 29, 2009 (the “Amended and Restated Offer to Purchase”), and the related Letter of Transmittal (which, together with the Amended and Restated Offer to Purchase, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under “The Tender Offer — Section 3 — Procedures for Tendering Shares” in the Amended and Restated Offer to Purchase.

Number of Shares:
Please Type or Print

Share Certificate Number(s) (if available):

Please check this box if Shares will be tendered by book-entry transfer: ☐

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone. No.:

Signature(s):

Dated:

GUARANTEE
(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a member in the Security Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Program, the Stock Exchange Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Depositary, at one of its addresses set forth above, either Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Amended and Restated Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date (as defined under “The Tender Offer — Section 1 — Terms of the Offer; Expiration Date” in the Amended and Restated Offer to Purchase).

Name of Firm:

Authorized Signature:

Name:
Please Type or Print

Title:

Address:

Zip Code:

Telephone. No.:

Dated:  , 2009

Note: Do not send Shares with this form; Shares should be sent with your Letter of Transmittal so that they are received by the Depositary within three New York Stock Exchange trading days after the Expiration Date (as defined under “The Tender Offer — Section 1 — Terms of the Offer; Expiration Date” in the Amended and Restated Offer to Purchase).